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                                                                    EXHIBIT 23.2

                        DELOITTE & TOUCHE LLP LETTERHEAD

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Western Bancorp on Form S-4 of our report dated January 24, 1998 (July 24, 1998 as to Note 12) on the financial statements of Peninsula Bank of San Diego, appearing in the Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
San Diego, California
September 28, 1998